EXECUTION COPY

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                                WARRANT AGREEMENT

                                   Dated as of

                                February 1, 2002

                                     between

                               Infocrossing, Inc.

                                   as Issuer,

                                       and

                         the Warrantholders Party Hereto

                       -----------------------------------
                              Common Stock Warrants
                                       of
                               Infocrossing, Inc.
                      -------------------------------------

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                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of February 1, 2002, between, Infocrossing, Inc., a Delaware corporation (the "Company"), and each of the warrantholders party hereto (collectively, with their successors and assigns, the "Warrantholders").

                              W I T N E S S E T H:

     WHEREAS, the Company proposes, among other things, to issue and sell pursuant to a Securities Purchase Agreement, dated the date hereof, among the Company, Cahill Warnock Strategic Partners Fund, L.P., a Delaware limited partnership, Strategic Associates, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership (the "Securities Purchase Agreement"), Senior Subordinated Debentures due 2005 in the aggregate principal amount of $10,000,000 (the "Debentures"); and

     WHEREAS, in connection with the issuance of the Debentures, the Company agrees to issue to each of the Warrantholders warrants to purchase shares of the common stock, par value $.01 of the Company (the "Common Stock") pursuant to the terms and conditions set forth herein (the "Initial Warrants"); and

     WHEREAS, the Company will issue additional warrants (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants") if and when the Company pays interest accruing on the Debentures by the issuance of additional Debentures (the "PIK Debentures"); and

     WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Securities Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company hereby agrees as follows for the equal and ratable benefit of the Warrantholders:

                                    ARTICLE I
                                   Definitions

     Section 1.01. Definitions.

     "Affiliate" means, with respect to (i) the Company, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company; and (ii) the Warrantholders, any current or former members of or any general or limited partners or retired partners of any of the Purchasers, or any Person or entity that directly or indirectly, through one or more intermediaries, controls, with the general partner of Warrantholders, the Warrantholders. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through
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the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Warrant Agreement as amended or supplemented from time to time.

     "Board of Directors" or "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

     "Commission" means the United States Securities and Exchange Commission.

     "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 30 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 30 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

     "Debenture Issue Date" means the date on which the Debentures are issued.

     "Exchange Act" means, as of any date, the Securities Exchange Act of 1934, as amended through such date, and the rules and regulations promulgated thereunder in effect on such date.

     "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

     "GAAP" means as of any date, United States generally accepted accounting principles, consistently applied, as in effect on such date.

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     "Holder" means the Person in whose name a Warrant is registered on the
Warrant Registrar's books.

     "Indebtedness" means all of the amounts owed under the Debentures, including, without limitation, all accrued and unpaid interest and all other obligations arising thereunder.

     "Issue Date" means the date on which the Warrants are initially issued.

     "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PIK Debenture" has the meaning assigned to it in the Third Recital hereto.

     "PIK Debenture Issue Date" means the date on which the PIK Debentures are issued.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Securities" means the Warrants and the Warrant Shares.

     "Securities Act" means, as of any date, the Securities Act of 1933, as amended as of such date and the rules and regulations of the Commission promulgated thereunder in effect as of such date.

     "Securities Purchase Agreement" has the meaning assigned to it in the recitals hereto.

     "Stockholders' Agreement" means the Second Amended and Restated Stockholders' Agreement, dated as of the date hereof, to be entered into by and between the Company and the parties thereto.

     "Subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at

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least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Uniform Commercial Code" shall mean the New York Uniform Commercial Code, as in effect from time to time.

     "Warrant Certificates" mean the registered certificates issued by the Company under this Agreement representing the Warrants.

     "Warrant Percentage" shall mean, with respect to a Warrantholder, the percentage of Warrants held by such Warrantholder when compared to the number of Warrants held by all Warrantholders. The Warrant Percentage for each Warrantholder is set forth on Schedule A next to the name of such Warrantholder.

     "Warrant Shares" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

     Section 1.02. Other Definitions.

          Term                                          Defined in Section
          ----                                          ------------------
 "Additional Warrants"                                      Third Recital
 "Additional Warrant Expiration Date"                       3.02(b)
 "Cashless Exercise"                                        3.04
 "Common Stock"                                             Second Recital
 "Common Stock Record Date"                                 4.07
 "Company"                                                  Preamble
 "Debentures"                                               First Recital
 "Default"                                                  2.14
 "Exercise Price"                                           3.01
 "Exercise Rate"                                            4.01
 "Initial Warrants"                                         Second Recital
 "Initial Warrant Expiration Date                           3.02(b)
 "non-electing share"                                       4.05
 "Partial Prepayment"                                       2.02
 "Prepayment Fraction"                                      2.03
 "protected purchaser"                                      2.11
 "Stock Registrar"                                          3.07
 "Stock Transfer Agent"                                     3.05
 "Transfer Notice"                                          2.10
 "Warrant"                                                  Third Recital
 "Warrantholder"                                            Preamble
 "Warrant Registrar"                                        2.09

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) a defined term has the meaning assigned to it;

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          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect as of the date hereof;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation; and

          (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II
                              Warrant Certificates

     Section 2.01. Issuance of Warrants. On the date hereof, the Company shall issue to the Warrantholders Initial Warrants to purchase an aggregate of 2,000,000 shares of Common Stock. Each Warrantholder shall receive a warrant for the number of shares of Common Stock set forth next to such Warrantholder's name on Schedule A attached hereto.

     Section 2.02. Reduction of Initial Warrants Upon Repayment in Full. Subject to Section 2.14, if the Company repays all of the Indebtedness under the Debentures before the first anniversary of the Debenture Issue Date, 1,500,000 Initial Warrants will be immediately cancelled. If the Company repays all of the Indebtedness under the Debentures after the first anniversary and before the third anniversary of the Debenture Issue Date, the amount of shares for which the Initial Warrants are exercisable shall be reduced by multiplying 62,500 shares by the number of full months between the date of the repayment in full and the third anniversary of the Debenture Issue Date; it being understood that at no time will the Company be permitted to cancel more than 1,500,000 Initial Warrants, provided, however, that if the Company exercises its right to make a partial prepayment as set forth in Section 3.1(b) of the Debenture (a "Partial Prepayment"), this Section 2.02 shall not apply and the shares for which the Initial Warrants are exercisable shall be reduced in accordance with Section
2.03 below.

     Section 2.03. Reduction of Initial Warrants upon Partial Prepayment. Subject to Section 2.14, if the Company makes a Partial Prepayment, the amount of shares for which the Initial Warrants are exercisable shall be reduced in an amount equal to the product of (x) the number of Initial Warrants that would then be reduced pursuant to Section 2.02, assuming full repayment of the Debentures, and (y) a fraction, the numerator of which shall be the aggregate principal amount of Debentures actually prepaid and the denominator of which shall be equal to the aggregate principal amount of Debentures outstanding on the date of such Partial Prepayment (the "Prepayment Fraction").

     Section 2.04. Reduction of Initial Warrants upon Full Prepayment Following Partial Prepayment. Subject to Section 2.14, in the event of a full repayment of all of the Indebtedness under the Debenture that is both (i) after a Partial Prepayment; and (ii) before the third anniversary of the Debenture Issuance Date, the amount of shares for the which the Initial Warrants are exercisable shall be further reduced in an amount equal to the product of (x) the number of Initial Warrants that would then be reduced pursuant to Section 2.02, assuming full repayment of the Debentures, and (y) one (1) minus the Prepayment Fraction.

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     Section 2.05. Issuance of Additional Warrants. In the event that the
Company elects to repay any portion of the interest due on the Debentures in the form of PIK Debentures, the Company shall upon and as of the due date of such interest payment, issue Additional Warrants (on terms and conditions identical to the Initial Warrants) to purchase the number of shares of Common Stock equal to one share for each ten dollars ($10.00) of interest paid in the form of PIK Debentures, provided, however, that the Additional Warrants shall not be issued until the two-year anniversary of the Debenture Issue Date, provided, further, subject to Section 2.14, that no Additional Warrants shall be issued if all of the Indebtedness outstanding under the Debentures has been repaid in full before the two year anniversary of the Debenture Issue Date; and provided, further, that the exercise price of the Additional Warrants shall be the price equal to the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 30 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 30 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available.

     Section 2.06. Multiple Warrantholders. All Warrants issued by the Company shall be issued separately to the Warrantholders in accordance with each Warrantholder's Warrant Percentage set forth on Schedule A.

     Section 2.07. Form and Dating. The Warrant Certificates shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage. Each Warrant Certificate shall be dated the date that it is executed by the Company.

     Section 2.08. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Company issues the Warrant Certificate, the Warrant Certificate shall be valid nevertheless.

     Section 2.09. Warrant Registrar. The Company shall maintain an office or agency where Warrants may be presented for registration of transfer, exchange or exercise (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer, exchange or exercise. The Company may have one or more co-registrars. The Company may act as Warrant Registrar. The term Warrant Registrar includes any co-registrars. The Company shall initially serve as Warrant Registrar in connection with the Warrants.

     The Company shall enter into an appropriate agency agreement with any Warrant Registrar not a party to this Agreement. The agreement shall implement the provisions of this Agreement that relate to such agent. The Company shall notify the Warrantholders of the name and address of any such agent. If the Company fails to maintain a Warrant Registrar, the Company shall act as such.

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     The Company may remove any Warrant Registrar upon written notice to such
Warrant Registrar and to the Warrantholders; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Warrant Registrar and delivered to the Warrantholders or (2) notification to the Warrantholders that the Company shall serve as Warrant Registrar until the appointment of a successor in accordance with clause (1) above. The Warrant Registrar may resign at any time upon written notice. The Company and the Warrant Registrar may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company and the Warrant Registrar shall be affected by notice to the contrary.

     Section 2.10. Transfer and Exchange. The Warrants shall be issued in registered form and shall be transferable only upon the surrender of a Warrant Certificate for registration of transfer and in compliance with the provisions of this Agreement. When a Warrant is presented to the Warrant Registrar with a request to register a transfer, the Warrant Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met. When Warrants are presented to the Warrant Registrar with a request to exchange them for an equal number of Warrants of other denominations, the Warrant Registrar shall make the exchange as requested if the requirements of Section 8-401(a)(1) and (2) of the Uniform Commercial Code are met. To permit registration of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer, exchange or exercise pursuant to this Section 2.10.

     Subject to the restrictions set forth in this Section 2.10, each Warrantholder may at any time and from time to time freely transfer its Warrant and the Warrant Shares in whole or in part. No Warrant has been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act, and, except as provided in any separate agreement providing for registration rights, nothing herein contained shall be deemed to require the Company to so register any Warrant or Warrant Shares. The Warrants and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein, and every Holder of a Warrant or Warrant Shares by accepting such Warrant or Warrant Shares agrees with the Company to such provisions and conditions, and represents to the Company that such Warrant has been acquired and the Warrant Shares will be acquired for the account of such Warrantholder for investment and not with a view to or for sale in connection with any distribution thereof.

     Except as otherwise permitted by this Section 2.10, each Warrant (including each Warrant issued upon the transfer of any Warrant) and all Warrant Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER SET FORTH IN A SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (THE "STOCKHOLDERS' AGREEMENT") DATED AS OF FEBRUARY 1, 2002, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED

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     AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY
     BE INSPECTED DAILY DURING BUSINESS HOURS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT (THE "WARRANT AGREEMENT") DATED AS OF FEBRUARY 1, 2002. PURSUANT TO SECTION 2 OF THE WARRANT AGREEMENT THE NUMBER OF SHARES MAY BE SUBJECT TO REDUCTION FOR WHICH THIS WARRANT MAY BE EXERCISED AS PROVIDED THEREIN. A COPY OF SUCH WARRANT AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

     Transfers of Warrants and Warrant Shares are subject to restrictions as provided in the Stockholders' Agreement. Prior to any transfer or attempted transfer of any Warrants, the Holder of such Warrants shall give 10 days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and, if requested by the Company, obtain from counsel to such Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed transfer of such Warrants may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, so notify the Holder of such Warrants and such Holder shall thereupon be entitled to transfer such Warrants, in accordance with the terms of the Transfer Notice. Each Warrant issued upon such transfer shall bear the restrictive legends set forth above, unless, with respect to the legend in paragraph (a) above, in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Warrants giving the Transfer Notice shall not be entitled to transfer such Warrants until receipt of notice from the Company under this
Section 2.10.

     Section 2.11. Replacement Certificate. If a mutilated Warrant is surrendered to the Company or if a Warrantholder claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall use all reasonable efforts to execute a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Warrantholder (i) notifies the Company within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Company does not register a transfer prior to receiving such notification, (ii) makes such request to the Company prior to the Warrant being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Company. If required by the Company, such Warrantholder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company to protect

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the Company from any loss that it may suffer if a Warrant is replaced. The
Company may charge the Warrantholder for its expenses in replacing a Warrant Certificate. Every replacement Warrant is an additional obligation of the Company.

     The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

     Section 2.12. Outstanding Warrants. Warrants outstanding at any time are all Warrant Certificates executed by the Company except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.12 as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

     If a Warrant Certificate is replaced pursuant to Section 2.11, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Warrant Certificate is held by a protected purchaser.

     Section 2.13. Cancellation. The Company at any time may cancel Warrant Certificates which have been surrendered for registration of transfer, exchange, exercise or cancellation. The Company and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrants Certificates that have been exercised or Warrants which the Company has purchased or otherwise acquired.

     Section 2.14. Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of a Default (as defined in the Debenture) all Initial Warrants will no longer be subject to reduction as set forth in Sections 2.02, 2.03 or 2.04 and all Additional Warrants (if any) shall immediately be issued notwithstanding the application of Section 2.05.

                                  ARTICLE III
                                 Exercise Terms

     Section 3.01. Exercise. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one (1) share of Common Stock. The exercise price (the "Exercise Price") of each Warrant is $5.86 per share (which is equal to the Current Market Value on the date hereof), subject to adjustment pursuant to Article IV hereof.

     Section 3.02. Time of Exercise; Separability

          (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on any Business Day on or after the Issue Date; provided, that no Initial Warrant shall be exercisable until it is no longer subject to cancellation. Further, until approval of the Company has been received pursuant to Section 5.7 of the Purchase Agreement, no Warrants may be exercised if such exercise, together with all exercises of Warrants results in the issuance by the Company of more than 1,066,705 shares of Common Stock (which equals 19.999% of the

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     number of shares of Common Stock outstanding on the trading day immediately preceding the date hereof).

          (b) No Initial Warrant shall be exercisable after January 30, 2007 (the "Initial Warrant Expiration Date") and no Additional Warrant shall be exercisable after the five-year anniversary of the issue date of such Additional Warrants (the "Additional Warrant Expiration Date").

          (c) The Initial Warrants will be separately transferable, subject to compliance with applicable securities laws, on the Debenture Issue Date and the Additional Warrants will be separately transferable, subject to compliance with applicable securities laws on the PIK Debenture Issue Date.

     Section 3.03. Expiration. An Initial Warrant shall terminate and become void as of the earlier of (i) the close of business on the Initial Warrant Expiration Date or (ii) the date such Initial Warrant is exercised. An Additional Warrant shall terminate and become void as of the earlier of (i) the close of business on the Additional Warrant Expiration Date or (ii) the date such Additional Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Initial Warrant Expiration Date or Additional Warrant Expiration Date, as applicable, to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Initial Warrant Expiration Date or Additional Warrant Expiration Date, as applicable; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Initial Warrants will nevertheless terminate on the Initial Warrant Expiration Date and the Additional Warrants will nevertheless terminate on the Additional Warrant Expiration Date.

     Section 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Registrar at its office of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock duly filled in and signed by the Holder thereof; (ii) payment to the Company of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised; or (iii) by the election of Cashless Exercise set forth below. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding clause (ii) is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Warrantholders thereof either in full at any time or from

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time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Initial Warrant Expiration Date in the case of the Initial Warrants and the Additional Warrant Expiration Date in the case of Additional Warrants, a new Warrant Certificate representing the remaining Warrants shall be issued.

     Section 3.05. Issuance of Warrant Shares. Subject to Section 2.11, upon the surrender of Warrant Certificates and payment of the per share Exercise Price or election of a Cashless Exercise, as set forth in Section 3.04, the Company shall issue and cause the transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Warrantholder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Warrantholder), together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or election of a Cashless Exercise, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 90 calendar days.

     Section 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

     Section 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Stock Registrar") shall at all times until the Initial Warrant Expiration Date in the case of the Initial Warrants and the Additional Warrant Expiration Date in the case of the Additional Warrants reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section

3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

     Section 3.08. No Dilution or Impairment. The Company (a) will not permit the par or nominal value of any Warrant Shares issuable upon the exercise of Warrants to exceed the amount payable therefor upon such exercise, (b) will take all reasonable action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustment of the Exercise Rate (as such term is defined in Section 4.01 below) if the total number of shares of Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the issuance of shares of Common Stock (or other securities) upon such exercise.

                                   ARTICLE IV
                            ANTIDILUTION PROVISIONS

     Section 4.01. General. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Article IV. The Exercise Rate shall initially be 1.0000.

     Section 4.02. Adjustment for Common Stock Dividends. If the Company shall hereafter pay a dividend or make a distribution to holders of any of its securities in shares of Common Stock, the Exercise Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Exercise Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 4.07) and the total number of shares constituting such dividend or other distribution and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 4.02 is declared but not so paid or made, the Exercise Rate shall again be adjusted to the Exercise Rate which would then be in effect if such dividend or distribution had not been declared.

     Section 4.03. Adjustment for Issuances of Common Stock, Options, Warrants, Rights and Convertible or Exchangeable Securities. If the Company shall issue, sell or distribute any shares of Common Stock or offer or issue, sell or distribute options, rights or warrants to any Person entitling them to subscribe for or purchase shares of Common Stock or issue, sell or distribute convertible or exchangeable securities which are convertible or exchangeable for shares of Common Stock, in each case, at a price per share less than the Exercise Price, the Exercise Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exercise Rate in effect at the opening of business on the date immediately prior to such sale, issuance or distribution of shares, options, rights, warrants or exchangeable or convertible securities by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date plus the total number of additional shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities would purchase at the Exercise Price. Such adjustment shall become effective immediately after the opening of business on the day following the issuance, sale or distribution of such shares, options, rights, warrants or exchangeable or convertible securities. To the extent that shares of Common Stock are not delivered pursuant to such options, rights, warrants or exchangeable or convertible securities, upon the expiration or termination of such options, rights, warrants or exchangeable or convertible securities the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect had the adjustments made upon the issuance, sale or distributions of such options, rights, warrants or exchangeable or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such shares, options, rights, warrants or exchangeable or convertible securities are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such shares, options, rights, warrants or exchangeable or convertible securities had not been fixed. In determining whether any shares, options, rights, warrants or exchangeable or convertible securities entitle the Holders to subscribe for or purchase shares of Common Stock at less than the Exercise Price per share, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such options, rights, warrants or exchangeable or convertible securities, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors and the amount of any exercise price or subscription price required to be paid upon exercise of such options, rights, warrants or exchangeable or convertible securities. No adjustment of the Exercise Rate shall be made if such adjustment would result in a decrease of the number of shares issuable upon application of the adjusted Exercise Rate.

     Section 4.04. Adjustment upon Subdivision, Reclassification or Combination of Common Stock. If the outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Exercise Rate in effect at the opening of business on the day following the day upon which such subdivision or reclassification becomes effective shall be proportionately increased, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     Section 4.05. Adjustments for Mergers, Consolidations, etc. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the Holder of each Warrant shall have the right thereafter, during the period such Warrant shall be exercisable in accordance with its terms, to exercise such Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Company into which such Warrant might have been exercised immediately prior to such consolidation, merger, conveyance or transfer, assuming such Holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this
Section 4.05 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The above provisions of this
Section 4.05 shall similarly apply to successive consolidations, mergers, conveyances or transfers. The Company shall deliver written notice at least five
(5) Business Days prior to any consummation of the events enumerated in the first sentence of this Section 4.05.

     Section 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Rate or decreasing the number of Warrant Shares issuable upon exercise of the Warrants.

     Section 4.07. Certain Definitions. For purposes of this Article IV, the following term shall have the meaning indicated:

     "Common Stock Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     Section 4.08. Deferral of Certain Adjustments. No adjustment in the Exercise Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 4.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made by the Company and shall be rounded to fourth decimal place. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     Section 4.09. Officers Certificate; Notice of Adjustment. Whenever the Exercise Rate is adjusted as herein provided, the Company shall promptly file with the Warrant Registrar an Officers' certificate setting forth the Exercise Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Rate setting forth the adjusted Exercise Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Rate to each Warrantholder at such Warrantholder's last address appearing on the register of Warrantholders maintained by the Warrant Registrar for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     Section 4.10. Right to Delay Issuance of Incremental Common Stock. In any case in which this Article IV provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to any holder of Warrants exercised after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.

     Section 4.11. Treasury Shares Disregarded. For purposes of this Article IV, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     Section 4.12. No Adjustment for Certain Issuances. Notwithstanding anything to the contrary set forth herein, this Article IV shall not apply, and no adjustment to the Exercise Rate shall be made with respect to (i) compensatory or incentive stock options (or any shares of Common Stock issued upon the exercise thereof) issued pursuant to employee stock option plans of the Company which have been approved by the Board of Directors of the Company, (ii) issuances of Common Stock to employees, officers, directors and consultants of the Company, pursuant to employee benefit plans approved by the Board of Directors of the Company, (iii) shares of Common Stock issued upon the conversion of the Series A Preferred Stock; (iv) shares of Common Stock issuable under warrants, options or convertible securities (including shares issued as a result of the operation of any anti-dilution provisions contained therein) of the Company outstanding on the date hereof; (v) shares of Common Stock (or options, rights, warrants or exchangeable or convertible securities) issued or issuable as an inducement to senior lenders of the Company to advance sums or otherwise to make financial accommodations, or as compensation to senior lenders for advancing sums or otherwise making financial accommodations, to the Company or one or more of its Subsidiaries, to the extent such issuance is approved by the Board of Directors which in the aggregate (together with issuances pursuant to clause (vi) hereof) shall not exceed 5% of the Company's equity securities on a fully-diluted basis as of the date hereof; or (vi) shares of Common Stock (or options, rights, warrants or exchangeable or convertible securities) issued or issuable in consideration of the acquisition by the Company of the assets, Capital Stock or other equity interests on, or in connection with a joint venture with, another entity (including, without limitation, shares issued to key employees of such sellers), to the extent such issuance is approved by the Board of Directors which in the aggregate (together with issuances pursuant to clause (v) hereof) shall not exceed 5% of the Company's equity securities on a fully-diluted basis as of the date hereof.

     Section 4.13. Notice of Certain Adjustments. If the Company shall take any action requiring an adjustment to the Exercise Rate pursuant to this Article IV, then the Company shall cause to be filed with the Warrant Registrar, and shall cause to be mailed to all Warrantholders at their last addresses as they shall appear in the Warrant Register, at least 20 Business Days (or 10 Business Days in any case specified in clause 4.02 or 4.03 above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section
4.13 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

     Section 4.14. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE V
                                  Miscellaneous

     Section 5.01. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Warrantholders any right, remedy or claim under or by reason of this Agreement or any part hereof.

     Section 5.02. Rights of Warrantholders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company with respect to the unexercised Warrants, but if such Holder is a stockholder, nothing in this Agreement shall be construed as diminishing the rights of conferred upon such Holder in its capacity as a stockholder.

     Section 5.03. Amendment. Any amendment or supplement to this Agreement shall require the written consent of the Warrantholders of a majority of the then outstanding Warrants. The consent of each Warrantholder affected shall be required for any amendment pursuant to which the Exercise Price would be increased, the Exercise Rate would be decreased (other than pursuant to adjustments provided herein) or the antidilution provisions in Article IV are altered in a manner which adversely affects the Warrantholders. In determining whether the Warrantholders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

     Section 5.04. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          Infocrossing, Inc.
          2 Christie Heights Street
          Leonia, New Jersey 07605
          Attn:  Zach Lonstein, Chief Executive Officer

          with a copy to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York 10036
          Attn: S. Ward Atterbury, Esq.
          Telephone:  (212) 819-8331
          Fax:  (212) 354-8113

     The Company by notice to the Warrantholders may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Warrantholder shall be mailed to the Warrantholder at the Warrantholder's address as it appears on the Company's records and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 5.05. Governing Law. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 5.06. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

     Section 5.07. Multiple Originals; Fax Signatures. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     Section 5.08. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 5.09. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                          Signatures on following page.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                         INFOCROSSING, INC.

                                         By:
                                            ------------------------------------
                                            Name:  Zach Lonstein
                                            Title: Chief Executive Officer



WARRANTHOLDERS:


CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By:  Camden Partners Strategic II, LLC,
     its General Partner

By:
     ------------------------------------
     Name:  David L. Warnock
     Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:  Camden Partners Strategic II, LLC,
     its General Partner

By:
     ------------------------------------
     Name:  David L. Warnock
     Title: Managing Member

CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

By:  Cahill, Warnock Strategic Partners, LP,
     its General Partner

By:
     ------------------------------------
     Name:  David L. Warnock
     Title: General Partner

STRATEGIC ASSOCIATES, L.P.

By:  Cahill, Warnock Strategic Partners, L.P.,
     its General Partner

By:
     ------------------------------------
     Name:  David L. Warnock
     Title: General Partner

                                                                       EXHIBIT A

                                 FORM OF FACE OF

                              COMMON STOCK WARRANT
                                       OF
                               INFOCROSSING, INC.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER SET FORTH IN A SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (THE "STOCKHOLDERS' AGREEMENT") DATED AS OF FEBRUARY 1, 2002, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT (THE "WARRANT AGREEMENT") DATED AS OF FEBRUARY 1, 2002. PURSUANT TO SECTION 2 OF THE WARRANT AGREEMENT THE NUMBER OF SHARES MAY BE SUBJECT TO REDUCTION FOR WHICH THIS WARRANT MAY BE EXERCISED AS PROVIDED THEREIN. A COPY OF SUCH WARRANT AGREEMENT HAS BEEN FILED IN THE OFFICE OF THE COMPANY LOCATED AT 2 CHRISTIE HEIGHTS STREET, LEONIA, NEW JERSEY 07605, WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.

No. [     ]

                              COMMON STOCK WARRANT
                                       OF
                               INFOCROSSING, INC.

     THIS CERTIFIES THAT [ ], or its registered assigns, is the registered holder of Common Stock Warrants (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Infocrossing, Inc., a Delaware corporation ("the Company"), [_____] shares of Common Stock, par value of $.01 per share, of the Company, subject to adjustment from time to time pursuant to Section [__] of the Warrant Agreement (the "Common Stock") at the per share exercise price of $[___] (the "Exercise Price") or by Cashless Exercise referred to below. This Warrant shall terminate and become void as of the close of business on [January ___, 2007] (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement (as defined below).

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of February __, 2002 (the "Warrant Agreement"), between the Company and various Warrantholders party thereto (the "Warrantholders"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Warrantholders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 2 Christie Heights Street, Leonia, New Jersey 07605, Attention: Chief Executive Officer.

     Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company for the account of the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day after the Issue Date; provided, however, that no Warrant shall be exercisable after the Expiration Date.

     As provided in the Warrant Agreement, the Exercise Rate is subject to adjustment upon the happening of certain events.

     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the terms of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

     Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Warrantholder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Company by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     The Warrantholder in whose name the Warrant Certificate is registered may be deemed and treated by the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

     The Warrants do not entitle any Warrantholder hereof to any of the rights of a stockholder of the Company.

                            (Signature page follows)

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Company.

                                      INFOCROSSING, INC.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Attest:

-------------------------------
Name:
Title:

DATED:

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                               INFOCROSSING, INC.

     The undersigned hereby irrevocably elects to exercise __________________ Warrants to acquire shares of Common Stock, par value $.001 per share, of Infocrossing, Inc. (the "Company"), (i) at an exercise price per share of Common Stock of $[___] (subject to adjustment as provided in the Warrant Agreement) or
(ii) through Cashless Exercise and otherwise on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

     Check method of exercise:

     Exercise at $[___] per share of Common Stock (subject to adjustment as provided in the Warrant Agreement): ___

     Cashless Exercise: _____


Date:
       ------------------, -------

                                                             (1)
-------------------------------------------------------------
(Signature of Owner)

(Street Address)

-------------------------------------------------------------
(City)    (State)   (Zip Code)

Signature Guaranteed by:

-------------------------------------------------------------
Securities and/or check to be issued to:

--------------
(1) The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                                   Schedule A

                            Purchaser               Committed Investment Amounts
Camden Partners Strategic Fund II-A, L.P.                 $ 5,192,000.00
One South Street, Suite 2150
Baltimore, Maryland  21202
Attn: Mr. David L. Warnock

Camden Partners Strategic Fund II-B, L.P.                 $   308,000.00
One South Street, Suite 2150
Baltimore, Maryland  21202
Attn: Mr. David L. Warnock

Cahill, Warnock Strategic Partners Fund, L.P.             $ 4,410,000.00
One South Street, Suite 2150
Baltimore, Maryland  21202
Attn: Mr. David L. Warnock

Strategic Associates, L.P.                                $    90,000.00
One South Street, Suite 2150
Baltimore, Maryland  21202
Attn: Mr. David L. Warnock

                                         TOTAL:           $10,000,000.00

                                 ASSIGNMENT FORM

To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint           agent to transfer this Warrant on the books of
the Company. The agent may substitute another to act for him.

-----------------------------------------------------------------

Date:                   Your Signature:
     -----------------                 -----------------------------------------

--------------
(1) The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I Definitions.........................................................1

Section 1.01.  Definitions....................................................1
Section 1.02.  Other Definitions..............................................4
Section 1.03.  Rules of Construction..........................................4

ARTICLE II Warrant Certificates...............................................5

Section 2.01.  Issuance of Warrants...........................................5
Section 2.02.  Reduction of Initial Warrants Upon Repayment in Full...........5
Section 2.03.  Reduction of Initial Warrants upon Partial Prepayment..........5
Section 2.04.  Reduction of Initial Warrants upon Full Prepayment
               Following Partial Prepayment...................................5
Section 2.05.  Issuance of Additional Warrants................................6
Section 2.06.  Multiple Warrantholders........................................6
Section 2.07.  Form and Dating................................................6
Section 2.08.  Execution and Countersignature.................................6
Section 2.09.  Warrant Registrar..............................................6
Section 2.10.  Transfer and Exchange..........................................7
Section 2.11.  Replacement Certificate........................................8
Section 2.12.  Outstanding Warrants...........................................9
Section 2.13.  Cancellation...................................................9
Section 2.14.  Default........................................................9

ARTICLE III Exercise Terms....................................................9

Section 3.01.  Exercise...................................................... 9
Section 3.02.  Time of Exercise; Separability................................ 9
Section 3.03.  Expiration....................................................10
Section 3.04.  Manner of Exercise............................................10
Section 3.05.  Issuance of Warrant Shares....................................11
Section 3.06.  Fractional Warrant Shares.....................................11
Section 3.07.  Reservation of Warrant Shares.................................11
Section 3.08.  No Dilution or Impairment.....................................12

ARTICLE IV ANTIDILUTION PROVISIONS...........................................12

Section 4.01.  General.......................................................12
Section 4.02.  Adjustment for Common Stock Dividends.........................12
Section 4.03.  Adjustment for Issuances of Common Stock, Options,
               Warrants, Rights and Convertible or Exchangeable
               Securities....................................................12
Section 4.04.  Adjustment upon Subdivision, Reclassification or
               Combination of Common Stock...................................13
Section 4.05.  Adjustments for Mergers, Consolidations, etc..................14
Section 4.06.  Other Events..................................................14
Section 4.07.  Certain Definitions...........................................14
Section 4.08.  Deferral of Certain Adjustments...............................15
Section 4.09.  Officers Certificate; Notice of Adjustment....................15
Section 4.10.  Right to Delay Issuance of Incremental Common Stock...........15
Section 4.11.  Treasury Shares Disregarded...................................15
Section 4.12.  No Adjustment for Certain Issuances...........................15
Section 4.13.  Notice of Certain Adjustments.................................16
Section 4.14.  Adjustment to Warrant Certificate.............................16

ARTICLE V Miscellaneous......................................................16

Section 5.01.  Persons Benefiting............................................16
Section 5.02.  Rights of Warrantholders......................................17
Section 5.03.  Amendment.....................................................17
Section 5.04.  Notices.......................................................17
Section 5.05.  Governing Law.................................................18
Section 5.06.  Successors....................................................18
Section 5.07.  Multiple Originals; Fax Signatures............................18
Section 5.08.  Table of Contents.............................................18
Section 5.09.  Severability..................................................18